                               EDGAR ONLINE, INC.

                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF EDGAR ONLINE, INC.

                         NAME
                         ----                            JURISDICTION
FreeEDGAR.com Inc......................................   Delaware

Financial Insight Systems, Inc.........................   Delaware